For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1334970

1.

Ontario Ministry of Consumer and Commercial Relations — Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

FEBRUARY 02 FÉVRIER, 1999

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: *Dénomination sociale de la société:*

1334970 ONTARIO INC.

2. The name of the corporation is changed to (if applicable): *Nouvelle dénomination sociale de la société (s'il y a lieu):*

FRONTEER DEVELOPMENT GROUP INC.

3. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

1999, January, 11

(Year, Month, Day)
(année, mois, jour)

4. The articles of the corporation are amended as follows: *Les statuts de la société sont modifiés de la façon suivante:*

The name of the Corporation is changed to:

Fronteer Development Group Inc.

DYE & DURHAM Corporation Forms-On-Disk

CBR 173

Form 3 Business Corporations Act

Formule 3 Loi sur les sociétés par actions

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

1999, January, 28

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.

Les présents status sont signés en double exemplaire.

1334970 ONTARIO INC.

(Name of Corporation)
(Dénomination sociale de la société)

By:/Par: [signature] President

(Signature)
(Signature)

(Description of Office)
(Fonction)

DYE & DURHAM Corporation Forms-On-Disk

CBR 173

For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Commercial Relations
Ontario

Ministère de la Consommation et du Commerce

Ontario Corporation Number
Numéro de la compagnie en Ontario

1334970

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JANUARY 11 JANVIER, 1999

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Form 1
Business Corporations Act

Formule numéro 1
Loi sur les compagnies

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

1334970 ONTARIO INC.

2. The address of the registered office is: *Adresse du siège social:*

36 Toronto Street, Suite 1000

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit édifice à bureaux, numéro du bureau)

Toronto, Ontario M5C 2C5

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/*Code postal*)

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum of One (1), Maximum of Ten (10).

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First Name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
JAY GOLDMAN	2010 BATHURST STREET APARTMENT #2 TORONTO, ONTARIO M5P 3L1	YES

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

Form 1
Business
Corporations
Act

Formule numéro 1
Loi sur les compagnies

6. The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation shall be authorized to issue an unlimited number of shares designated as "Common Shares".

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série:

None.

Form 1
Business
Corporations
Act

Formule numéro 1 Loi sur les compagnies

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None.

Form 1 Business Corporations Act

Formule numéro 1 Loi sur les compagnies

8. Other provisions, (if any, are): Autres dispositions, s'il y a lieu: 5.

(1) Subject to subsection 56(3) of the Business Corporations Act, and except in the case of shares listed on a stock exchange recognized by the Ontario Securities Commission, the Corporation shall have a lien on the shares registered in the name of a shareholder who is indebted to the Corporation to the extent of such debt;

(2) The board of Directors may from time to time, in such amounts and on such terms as it deems expedient:

(a) borrow money on the credit of the Corporation;

(b) issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

(c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

Form 1 Business Corporations Act

Formule numéro 1 Loi sur les compagnies

Form 1 Business Corporations Act

Formule numéro 1 Loi sur les compagnies

10. The names and addresses of the incorporators are *Nom et adresse des fondateurs* First name, initials and last name or corporate name *Prénom, initiale et nom de famille ou dénomination sociale*	Full address for service or address of registered office or of principal place of business giving Street & No. or R.R. No., municipality and postal code *Domicile élu, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal*
JAY GOLDMAN	2010 BATHURST STREET, APARTMENT #2 TORONTO, ONTARIO, M5P 3L1

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

Signatures of incorporators / *Signatures des fondateurs*

JAY GOLDMAN